EXHIBIT 21

LIST OF SUBSIDIARIES

Subsidiaries of Ashland Global Holdings Inc. (“Ashland”) at September 30, 2018, included the companies listed below.

Company	Jurisdiction of Incorporation
565 Corporation	Delaware, United States
Adams Drive Totowa, L.L.C.	New Jersey, United States
Alera Property Holdings, LLC	Delaware, United States
Alera Technologies, Inc.	Delaware, United States
Alix Technologies LLC	Delaware, United States
Aloe Vemera, S.P.R de R.L. de C.V.	Mexico
Ash (Gibraltar) One Limited	Gibraltar
Ash B CIS 1 Limited	Bermuda
Ash B CIS 2 Limited	Bermuda
Ash B1 Limited	Bermuda
Ash B2 Limited	Bermuda
Ash B3 Limited	Bermuda
Ash B4 Limited	Bermuda
Ash B5 Limited	Bermuda
Ash CIS Canada Corp.	Nova Scotia, Canada
Ash CIS Canada Holdings B.V.	Netherlands
Ash CIS GmbH	Switzerland
Ash Global Holding Three GmbH	Switzerland
Ash Global Holdings Two B.V.	Netherlands
ASH GP INC.	Delaware, United States
Ash Junior Global Holding One LLC	Delaware, United States
Ash Junior Global Holding Two LLC	Delaware, United States
Ash Swiss Holding Two GmbH	Switzerland
Ashland (Australasia) Pty. Limited	Australia
Ashland (Changzhou) Advanced Chemical Co., Ltd.	China
Ashland (Changzhou) Specialty Chemical Co.,Ltd	China
Ashland (China) Holdings Co., Ltd.	China
Ashland (Gibraltar) One Holding, Inc.	Delaware, United States
Ashland (Thailand) Co., Ltd	Thailand
Ashland Argentina S.R.L.	Argentina
Ashland Canada Corp./Corporation Ashland Canada	Nova Scotia, Canada
Ashland Canada Holdings B. V.	Netherlands
Ashland Chemco Inc.	Delaware, United States
Ashland Chemical De Mexico S.A. De C.V.	Mexico
Ashland Chemical Hispania, S. L.	Spain
Ashland Chemical Trading (Shanghai) Company Limited	China
Ashland Chemicals (Nanjing) Company Limited	China
Ashland Colombia S.A.S.	Colombia
Ashland Comercio de Especialidades Quimicas do Brasil Ltda.	Brazil
Ashland CZ s.r.o.	Czech Republic
Ashland Danmark ApS	Denmark
Ashland Eastern Markets LLC	Russia
Ashland Ethanol, Inc.	Delaware, United States
Ashland Finance Limited	Bermuda
Ashland Finland Oy	Finland
Ashland France SAS	France
Ashland Global Holdings One C.V.	Netherlands
Ashland India Private Limited	India
Ashland Industria de Ingredientes do Brasil Ltda.	Brazil
Ashland Industries Deutschland GmbH	Germany
Ashland Industries Europe GmbH	Switzerland
Ashland Industries France SAS	France
Ashland Industries Italia S.r.l.	Italy
Ashland Industries Nederland B.V.	Netherlands

Ashland Industries UK Limited	United Kingdom
Ashland International Holdings LLC	Delaware, United States
Ashland Italia S.r.l.	Italy
Ashland Japan Ltd.	Japan
Ashland Korea Limited	Korea
Ashland Licensing and Intellectual Property LLC	Delaware, United States
Ashland LLC	Kentucky, United States
Ashland ME Holdings, Inc.	Delaware, United States
Ashland Mexico Holdings One, LLC	Delaware, United States
Ashland Mexico Holdings Two, LLC	Delaware, United States
Ashland Nigeria Exploration Unlimited	Nigeria
Ashland Oil (Nigeria) Company Unlimited	Nigeria
Ashland Oil, Inc.	Kentucky, United States
Ashland Pacific Pty. Ltd.	Australia
Ashland Participacoes Ltda.	Brazil
Ashland Pharmachem International Holdings LLC	Delaware, United States
Ashland Polimeros do Brasil S.A.	Brazil
Ashland Services B. V.	Netherlands
Ashland Services Mexico, S.A. de C.V.	Mexico
Ashland Singapore Pte. Ltd.	Singapore
Ashland Specialties Austria GmbH	Austria
Ashland Specialties Belgium BVBA	Belgium
Ashland Specialties France S.a.r.l.	France
Ashland Specialties Hispania S.L.	Spain
Ashland Specialties Holding C.V.	Netherlands
Ashland Specialties Ireland Limited	Ireland
Ashland Specialties Poland Sp. z o.o.	Poland
Ashland Specialties Sverige AB	Sweden
Ashland Specialties UK Limited	United Kingdom
ASHLAND SPECIALTY CHEMICAL (SINGAPORE) PTE. LTD.	Singapore
Ashland Specialty Chemical Korea Co., Ltd.	Korea
ASHLAND SPECIALTY CHEMICALS (MALAYSIA) SDN.BHD	Malaysia
Ashland Specialty Ingredients G.P.	Delaware, United States
Ashland Technologies GmbH	Germany
Ashland-Alaskan, Limited	Alaska, United States
Ashland-Plasticos De Portugal, Lda.	Portugal
AshLux Three, S.à r.l.	Luxembourg
Ashmont Insurance Company, Inc.	Vermont, United States
AshOne C. V.	Netherlands
Ashprop Two LLC	Delaware, United States
Avoca LLC	North Carolina, United States
Avoele, S.A. de C.V.	Mexico
Belleville Realty Corp.	Delaware, United States
Bluegrass Insurance Company Limited	Bermuda
Carol Clifton, Inc.	New Jersey, United States
Clevedon Sp. z o.o.	Poland
CLTA LLC	Delaware, United States
Curtis Bay Insurance Co. Ltd	Bermuda
CVG Capital III LLC	Delaware, United States
East Bay Realty Services, Inc.	Delaware, United States
Ever Success Overseas Limited	British Virgin Islands
FRJ, Inc.	Georgia, United States
Hercofina	Delaware, United States
Hercules Holding BV BVBA	Belgium
Hercules Holding II Limited	United Kingdom
Hercules Hydrocarbon Holdings, Inc.	Delaware, United States
Hercules International Limited, LLC	Delaware, United States
Hercules Investment ApS	Denmark
Hercules Investments Netherlands B.V.	Netherlands
Hercules Islands Corporation	American Virgin Islands
Hercules LLC	Delaware, United States

Hercules Paper Holdings, Inc.	Delaware, United States
Hercules Trading (Shanghai) Company Limited	China
International Specialty Holdings LLC	Delaware, United States
International Specialty Products (India) Private Limited	India
International Specialty Products Funding Corporation	Delaware, United States
International Specialty Products Inc.	Delaware, United States
ISP (Belgium) International N. V.	Belgium
ISP Alginates Inc.	Delaware, United States
ISP Asia Pacific Pte. Ltd	Singapore
ISP Biochema Schwaben GmbH	Germany
ISP Canada Corp.	Nova Scotia, Canada
ISP Capital LLC	Delaware, United States
ISP Chemco LLC	Delaware, United States
ISP Chemical Products LLC	Delaware, United States
ISP Chemicals LLC	Delaware, United States
ISP Environmental Services Inc.	Delaware, United States
ISP France Holding SARL	France
ISP France Marketing SARL	France
ISP Freetown Fine Chemicals Inc.	Delaware, United States
ISP Freight Services N. V.	Belgium
ISP Global Operations (Barbados) Inc.	Barbados
ISP Global Technologies Deutschland Unterstutzungskasse GmbH	Germany
ISP Global Technologies Inc.	Delaware, United States
ISP Global Technologies LLC	Delaware, United States
ISP HC Limited	Cyprus
ISP Holdings (U.K.) Ltd.	United Kingdom
ISP Hungary Holdings Limited Liability Company	Hungary
ISP International Corp.	Delaware, United States
ISP Investments LLC	Delaware, United States
ISP Lima LLC	Delaware, United States
ISP Luxembourg Canada S.a.r.l.	Luxembourg
ISP Management Company, Inc.	Delaware, United States
ISP Marl GmbH	Germany
ISP Marl Holdings GmbH	Germany
ISP Microcaps (U.K.) Limited	United Kingdom
ISP Pharma Systems LLC	Delaware, United States
ISP Real Estate Company, Inc.	Delaware, United States
ISP Singapore Holding LLC	Delaware, United States
ISP Technologies Inc.	Delaware, United States
ISP Technologies LLC	Delaware, United States
Jiangmen Ashland Chemicals Company Limited	China
Pakistan Gum Industries (Private) Limited	Pakistan
Pharmachem Laboratories LLC	Delaware, United States
Pharmachem Laboratories Utah, LLC	Utah, United States
Prince Street Paterson, LLC	New Jersey, United States
Progiven S.A.S.	France
Proprietary Nutritionals LLC	Delaware, United States
PT Ashland Asia	Indonesia
PT ISP Chemicals Indonesia	Indonesia
Ralop, S. de R.L. de C.V.	Mexico
Saudi Industrial Resins Co. Ltd. (Polyester)	Saudi Arabia
Shanghai Ashland Industrial Trading Co., Ltd.	China
St Croix Petrochemical Corp	American Virgin Islands
Taiwan Ashland Co., Ltd.	Taiwan
Techwax Limited	United Kingdom
Vemera, S. de R.L. de C.V.	Mexico
WSP LLC	Delaware, United States